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                                                                    EXHIBIT 11.1


                           VISIGENIC SOFTWARE, INC.
                 STATEMENTS OF COMPUTATION OF PRO FORMA COMMON
                            SHARES AND EQUIVALENTS

                 (in thousands, except for per share amounts)
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                                                            Year Ended             Year Ended
                                                          March 31, 1996         March 31, 1997
                                                          --------------         -------------
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PRIMARY

Net loss ................................................   $ (4,379)              $(20,330)
                                                            ========               ========
Weighted average common shares outstanding ..............      2,779                  8,309
Weighted average common equivalent shares:
     Weighted average preferred stock outstanding .......      2,875                  1,438
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
     Common stock issuances .............................      3,376                  1,688
     Preferred stock issuances ..........................      1,069                    535
     Common stock option grants .........................        965                    483

Pro forma total weighted average common shares and
  equivalents ...........................................     11,064                 12,453
                                                            ========               ========
Pro forma net loss per share ............................   $  (0.40)              $  (1.63)
                                                            ========               ========
FULLY DILUTED

Net loss ................................................   $ (4,379)              $(20,330)
                                                            ========               ========
Weighted average common shares outstanding ..............      2,779                  8,309
Weighted average common equivalent shares:
     Weighted average preferred stock outstanding .......      2,875                  1,438
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
     Common stock issuances .............................      3,376                  1,688
     Preferred stock issuances ..........................      1,069                    535
     Common stock option grants .........................        965                    483

Pro forma total weighted average common shares and
  equivalents ...........................................     11,064                 12,453
                                                            ========               ========
Pro forma net loss per share ............................   $  (0.40)              $  (1.63)
                                                            ========               ========

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